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                                                                    EXHIBIT 23-A


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Atlantic City Electric Company and Atlantic Capital II on Form S-3 of our report dated February 2, 1998 (March 1, 1998 as to Note 4), appearing in the Annual Report on Form 10-K of Atlantic City Electric Company for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in this Registration Statement.


DELOITTE & TOUCHE LLP


Parsippany, New Jersey
September 14, 1998